SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report: September 3, 2013
Date of earliest event reported: September 3, 2013

BAKERCORP INTERNATIONAL, INC.
(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

Delaware	333-181780	13-4315148
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3020 Old Ranch Parkway, Suite 220
Seal Beach, California 90740
(Address of Principal Executive Offices, including Zip Code)

(562) 430-6262
 (Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Appointment of Certain Officers; Election of Directors; Departure of Directors or Certain Officers; Compensatory Arrangements of Certain Officers.

On September 3, 2013, BakerCorp Inernational, Inc. (the “Company”) issued a press release announcing the appointment of Mr. Robert Craycraft as its President and Chief Executive Officer, effective upon his employment commencement date, which is anticipated to occur on September 9, 2013.

In connection with his appointment, Mr. Craycraft entered into an employment agreement with BakerCorp (a subsidiary of the Company) on August 22, 2013, the terms of which are described below.  Mr. Craycraft will also be a member of the Boards of Directors of BakerCorp International Holdings, Inc. (“Holdings”), the parent company of the Company, and the Company (collectively, the “Board”).

Mr. Craycraft, age 44, served as the Chief Executive Officer and President of Safety-Kleen Systems, Inc. since April 11, 2011.  Prior to his employment with Safety-Kleen, he served in various roles at Ashland, Inc., most recently serving as the President, Ashland Distribution Division and Vice President, Ashland, Inc. since November 13, 2008, and prior to that as the Vice President, Chemicals, Ashland Distribution Division.

Mr. Craycraft has no familial relationships nor related party transactions with the Company that would require disclosure under Items 401(d) or 404(a) of Regulation S-K (17 CFR 229.401(d) and 229.404(a)) in connection with his new role as described above.

Also in connection with Mr. Craycraft’s appointment, effective September 9, 2013, Mr. Gerry Holthaus is expected to step down as Interim President and Chief Executive Officer of the Company.

A copy of the press release discussing Mr. Craycraft’s appointment and Mr. Holthaus’s resignation is attached hereto as Exhibit 99.1.

Craycraft Employment Agreement (the “Employment Agreement”)

The Employment Agreement has an initial five-year term, which expires on September 9, 2018, and which will be automatically extended for successive one-year periods unless at least 30 days’ prior notice is given by either party.  The Employment Agreement provides for an annual base salary of $500,000, which will be reviewed annually and may be adjusted upward.  In addition, the Employment Agreement provides for a target bonus of 150% of the annual base salary, achievement of which is based on criteria determined annually by the Board.  The Employment Agreement also provides for an initial signing bonus equal to $175,000, which shall be repaid to BakerCorp in the event of Mr. Craycraft’s termination of employment without Cause or resignation for any reason other than Good Reason (as each term is defined in the Employment Agreement), in each case prior to September 9, 2014.  The Employment Agreement also provides that Mr. Craycraft is entitled to participate in such health and other group insurance and employee benefit plans and programs of BakerCorp as are in effect from time to time on the same basis as similarly situated senior executives.  Additionally, the Employment Agreement provides for reimbursement of attorneys’ fees, up to a maximum of $5,000, incurred in connection with the negotiation and documentation of the Employment Agreement and other documents relating to Mr. Craycraft’s equity arrangements with the Company.  Mr. Craycraft is also subject to a restrictive covenant, perpetual in duration, prohibiting the disclosure of confidential information of the Company and its subsidiaries, and both BakerCorp and Mr. Craycraft are subject to a restrictive covenant, perpetual in duration, prohibiting the disparagement of the other party.  In addition, during employment and for one year following termination of employment for any reason, Mr. Craycraft is subject to covenants that prohibit (i) competition with the Company and its subsidiaries, (ii) solicitation of customers and suppliers of the Company and its subsidiaries and (iii) solicitation or hiring of certain employees of the Company and its subsidiaries.

Pursuant to the Employment Agreement, Mr. Craycraft would be entitled to receive certain payments and benefits in connection with certain terminations of employment, as follows:

•
In the event that Mr. Craycraft resigns without Good Reason or is terminated for Cause, he would be entitled to receive payment of any annual base salary accrued but not paid prior to the date of termination, vested benefits to the extent provided under the terms of the applicable benefit plans and any unreimbursed expenses (the “Accrued Amounts”).

•
In the event that Mr. Craycraft is terminated without Cause (which includes a non-renewal of the Employment Agreement by BakerCorp) or resigns for Good Reason, Mr. Craycraft would receive (i) the Accrued Amounts, (ii) an amount per month equal to one-twelfth of his annual base salary for the 12-month period following the date of termination (the “Salary Severance Amounts”), (iii) a pro-rata bonus for the year of termination, equal to the annual bonus Mr. Craycraft would have been entitled to receive had his employment not been terminated, based on the actual performance of BakerCorp for the full year, multiplied by a fraction, the numerator of which is the number of days Mr. Craycraft is employed by BakerCorp during the applicable fiscal year prior to and including the date of termination and the denominator of which is 365 (the “Bonus Severance Amounts”) (provided that if such termination occurs within one year of a Change in Control (as defined in the Employment Agreement), the Bonus Severance Amounts shall equal Mr. Craycraft’s target annual bonus (described above)) and (iv) a lump-sum payment equal to 12 months of the BakerCorp-paid portion of Mr. Craycraft’s health insurance premiums, based on the type of coverage he has elected.  The Salary Severance Amounts will commence to be paid within the 30-day period following the date of termination, provided Mr. Craycraft executes, delivers and does not revoke a general release of claims within such 30-day period.  The Bonus Severance Amounts shall be paid at the time when annual bonuses are paid generally to BakerCorp’s senior executives (unless Mr. Craycraft’s termination follows a Change in Control, in which case the Bonus Severance Amounts shall be paid at the same time and under the same conditions as the Salary Severance Amounts), provided that the release of claims described above has become effective as of such date.

•
In the event that Mr. Craycraft’s employment terminates due to his death or Disability (as defined in the Employment Agreement), Mr. Craycraft shall receive (i) the Accrued Amounts and (ii) a pro-rata bonus for the year of termination, equal to Mr. Craycraft’s target annual bonus, multiplied by a fraction, the numerator of which is the number of days Mr. Craycraft is employed by BakerCorp during the applicable fiscal year prior to and including the date of termination and the denominator of which is 365.  The pro-rata bonus discussed in this paragraph shall be paid within 30 days following the date of termination.

Option Agreement

Mr. Craycraft is expected to enter into an option agreement with Holdings (the “Option Agreement”) pursuant to the BakerCorp International Holdings, Inc. 2011 Equity Incentive Plan (the “Equity Plan”).  A total of 450,000 options are expected to be granted to Mr. Craycraft, consisting of the following: (i) 25,000 options with an anticipated exercise price of $125 (subject to confirmation that this amount is equal to the fair market value of a share of Holdings’s common stock on the date of grant), (ii) 25,000 options with an exercise price of $150, (iii) 50,000 options with an exercise price of $175, (iv) 75,000 options with an exercise price of $225, (v) 75,000 options with an exercise price of $275 and (vi) 200,000 options with an exercise price of $300.  The options with exercise prices above $125 are premium priced options, which serve as additional incentives for Mr. Craycraft to maximize the appreciation of the value of Holdings’s common stock.  The options become fully vested and exercisable only upon the consummation of a Change in Control (as defined in the Equity Plan).  The options will cease to be exercisable on the 90th day after the date of a Change in Control.  Upon any termination of employment, any unvested options terminate immediately.

Item 9.01	Financial Statements and Exhibits.

1.	9.01(d).

99.1           Press Release of BakerCorp International, Inc., dated September 3, 2013.

SIGNATURES

According to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

BAKERCORP INTERNATIONAL, INC.

Date: September 3, 2013

/s/ James Leonetti
	By:	James Leonetti
	Its:	Vice President, Chief Financial Officer

Index to Exhibits

99.1	Press Release of BakerCorp International, Inc., dated September 3, 2013.